Exhibit 10.10

ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”) is made as of this 1st day of December, 2016, by Carroll Management Group, LLC, a Georgia limited liability company (“Manager”), and BR ROSWELL, LLC, a Delaware limited liability company (“Owner”), to and for the benefit of METLIFE HCMJV 1 REIT, LLC, a Delaware limited liability company (“MetLife”), with reference to the following facts and circumstances:

a.           MetLife has agreed to make a loan (the “Loan”) to Owner pursuant to that certain Loan Agreement (the “Loan Agreement”) dated on or about the date hereof between Owner and MetLife and that certain Promissory Note (the “Note”) dated on or about the date hereof in the original principal amount of $51,000,000.00 to be secured by, among other things, that certain Deed to Secure Debt, Security Agreement and Fixture Filing (the “Deed to Secure Debt”) dated on or about the date hereof, made by Owner to MetLife and encumbering certain real and personal property located in Fulton County, Georgia (the “Property”) and that certain Assignment of Leases (the “Assignment of Leases”) dated on or about the date hereof (the Loan Agreement, the Note, the Deed to Secure Debt, the Assignment of Leases and all other documents evidencing or securing the Loan are hereinafter collectively referred to as the “Loan Documents”).

b.           Owner and Manager are parties to that certain Property Management Agreement dated December 1, 2016 (the “Management Agreement”), a copy of which Management Agreement is attached hereto as Exhibit A.

c.           Pursuant to the Management Agreement, Manager has agreed to undertake certain responsibilities for the collection of rent, the supervision of Property personnel, the maintenance of improvements, the negotiation and enforcement of leases, the keeping of records and other matters pertaining to the Property, all as more fully set forth in the Management Agreement.

d.           As a condition to the funding of the Loan, MetLife requires that the Management Agreement be assigned to MetLife and subordinated to the Loan Documents, and Owner and Manager have agreed to do so.

NOW, THEREFORE, for and in consideration of the Loan, the foregoing premises and the following agreements, Owner and Manager agree and confirm as follows:

1.           Confirmation. Manager and Owner represent and warrant to MetLife that the copy of the Management Agreement attached hereto as Exhibit A is a true and complete copy of such agreement and that there are no additions, modifications or supplements thereto other than as set out in Exhibit A and that there are no other agreements which would in any way modify or supplement the terms of the Management Agreement. Manager and Owner shall not surrender, terminate, cancel, amend, modify, supplement, replace, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Property, assign (as to Manager) or consent to an assignment of (as to Owner) Manager’s interest under the Management Agreement, in each case without the express consent of MetLife (such consent not to be unreasonably withheld). To Manager’s knowledge, Owner is not currently in default with respect to any of its obligations under the Management Agreement.

2.           Assignment. Owner hereby absolutely and unconditionally transfers, sets over and assigns to MetLife all of Owner’s rights, title, interests and benefits in and to the Management Agreement. This is an absolute assignment, not an assignment for security only; provided, however, until the occurrence of an Event of Default (as defined in the Loan Agreement), Owner shall have a license to retain all rights, title, interests and benefits under the Management Agreement, and provided further that said assignment shall not be construed to impose any liability or obligation on MetLife. Upon the occurrence and during the continuance of any such Event of Default, such license shall be deemed immediately, and shall remain, revoked. Manager and Owner acknowledge and agree that if Owner defaults beyond any applicable notice and cure period in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Owner to be performed or observed, then, without limiting MetLife’s other rights or remedies under this Agreement or the other Loan Documents, the Environmental Indemnity or the Guaranty (as such terms are defined in the Loan Agreement), if any, and without waiving or releasing Owner from any of its obligations under the Loan Documents, the Environmental Indemnity or under the Management Agreement, MetLife shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Owner to be performed or observed.

3.           Subordination. Notwithstanding anything to the contrary set forth in the Management Agreement, the Management Agreement and all rights and interests created thereby and the rights, privileges and powers of Owner and Manager thereunder (including, without limitation, all rights of Manager to any commissions or other fees payable thereunder which rights arise after the date of this Agreement) and all rights of Manager, whether arising under the Management Agreement, by statute including without limitation any lien rights created pursuant to Georgia law or otherwise to subject any part or all of the Property to a lien to seek enforcement of such commissions or other fees, shall be and the same are hereby, and with full knowledge and understanding of the effect thereof, unconditionally made and shall at all times remain subject, subordinate and inferior to the Loan Documents and the lien thereof and to any and all renewals, modifications, consolidations, replacements and extensions thereof, and all rights, privileges and powers of MetLife and its successors and assigns thereunder. The parties acknowledge that MetLife would not make the Loan except in reliance upon this subordination.

4.           Removal/Termination. Notwithstanding anything to the contrary contained therein, (i) at any time following the occurrence of and during the continuance of an Event of Default and/or (ii) if Manager is in default of any material provision under the Management Agreement beyond any applicable notice and cure period or if at any time Manager has engaged in gross negligence, fraud or willful misconduct, MetLife shall have the right upon prior written notice to remove and/or replace Manager with a new property manager for the Property with a Person (as defined in the Loan Agreement) reasonably approved by MetLife. Further, in the event of the judicial or non-judicial foreclosure of the Property or deed in lieu thereof, at the election of MetLife or the acquiring foreclosure purchaser, the Management Agreement shall either (i) terminate as of the date of such foreclosure and be of no further force or effect, or (ii) shall not be terminated and Manager shall attorn to the acquiring foreclosure purchaser pursuant to an attornment agreement reasonably acceptable to such purchaser.

5.           Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Agreement and agrees that Manager will act in conformity with the provisions of this Agreement and MetLife’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall fully cooperate in transferring its responsibility to a Person acceptable to MetLife. Further, Manager hereby agrees (a) not to contest or impede the exercise by MetLife of any right it has under or in connection with this Agreement or any of the other Loan Documents; and (b) that it shall give to MetLife at least thirty (30) days written notice of and opportunity to cure any default by Owner under the Management Agreement prior to any termination of the Management Agreement or discontinuance of its management of the Property.

6.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of MetLife, Manager, Owner and their respective successors and assigns.

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7.           Notices. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Agreement shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth below (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service:

If to MetLife:	MetLife HCMJV 1 REIT, LLC
c/o MetLife Real Estate Investors
One Alliance Center
3500 Lenox Road NE, Suite 1800
Atlanta, GA 30326
Attention: Officer in Charge
Re: Roswell City Walk Apartments

And to:	MetLife HCMJV 1 REIT, LLC
c/o MetLife Real Estate Investors
One Alliance Center
3500 Lenox Road NE, Suite 1800
Atlanta, GA 30326
Attention: Regional Associate General Counsel
Re: Roswell City Walk Apartments

And to:	MetLife HCMJV 1 REIT, LLC
c/o MetLife Investment Advisors, LLC
One MetLife Way
Whippany, NJ 07981-1449
Attention: Associate General Counsel – MIM Unit Investments Law
Re: Roswell City Walk Apartments

If to Manager:	Carroll Management Group, LLC
3340 Peachtree Road NE
Suite 2250
Atlanta, GA 30326
Attention: M. Patrick Carroll

with a copy to:	Morris, Manning & Martin, LLP
3343 Peachtree Road, NE
1600 Atlanta Financial Center
Atlanta, GA 30326
Attention: Corey B. May, Esq.

If to Owner:	BR Roswell, LLC
c/o Bluerock Real Estate, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attention: Michael Konig and Jordan Ruddy

with a copy to:	Kaplan Voekler Cunningham & Frank PLC
1401 East Cary Street
Richmond, Virginia 23219
Attention: S. Edward Flanagan, Esq.

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Unless otherwise specified, notices shall be deemed given as follows: (i) if delivered personally, when delivered, (ii) if delivered by nationally recognized overnight courier delivery service, on the day following the day such material is sent, or (iii) if sent by certified mail, three (3) days after such notice has been sent by MetLife, Owner or Manager.

8.           Governing Law. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Georgia, without regard to conflict of laws principles.

9.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature and acknowledgement pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same instrument.

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IN WITNESS WHEREOF, Owner and Manager have executed this Agreement as of the day and year first above written.

OWNER:

BR ROSWELL, LLC,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

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MANAGER:

CARROLL MANAGEMENT GROUP, LLC,
a Georgia limited liability company

By:	/s/ Josh Champion
Name:	Josh Champion
Title:	Authorized Signatory

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EXHIBIT A

MANAGEMENT AGREEMENT

SEE MANAGEMENT AGREEMENT FILED AS EXHIBIT 10.14 TO THIS CURRENT REPORT ON FORM 8-K

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